Exhibit 10.1
COMCAST CORPORATION
2002 DEFERRED COMPENSATION PLAN
ARTICLE 1 – COVERAGE OF PLAN
1.1.Background, Continuation and Freeze of Plan.
(a)Comcast Corporation, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Deferred Compensation Plan (the “Plan”), effective July 13, 2026 (the “Restatement Effective Date”). The Plan was initially adopted effective February 12, 1974 and was amended and restated from time to time thereafter. The amendments to the Plan made pursuant to this amendment and restatement of the Plan are not intended to result in a material modification of the Plan within the meaning of Treasury Regulation §1.409A-6(a)(4).
(b)In order to preserve the favorable tax treatment available to deferrals that were made under the Plan before January 1, 2005 in light of the American Jobs Creation Act of 2004 and the regulations issued by the Department of the Treasury thereunder (the “AJCA”), no Compensation may be deferred under the Plan pursuant to an Initial Election after December 31, 2004, other than amounts that (i) were subject to an Initial Election before January 1, 2005, (ii) would, but for such Initial Election, have been paid in 2005 and (iii) are treated as earned and vested as of December 31, 2004 under IRS Notice 2005-1.
(c)The Company has maintained the Comcast Corporation Supplemental Retirement-Investment Plan (the “Supplemental RIP”), a non-qualified deferred compensation plan pursuant to which eligible employees have been credited with certain account balances that are credited with earnings at the same rate as the earnings rate for active participants in the Plan. Credits to the Supplemental RIP are frozen. Distributions of participants’ account balances credited under the Supplemental RIP are distributable as soon as administratively practicable following a participant’s termination of employment. Effective as of December 5, 2006, the Supplemental RIP was merged with and into the Plan and the separate existence of the Supplemental RIP ceased, and all undistributed participants’ accounts that had previously been administered pursuant to the Supplemental RIP (hereinafter referred to as “Supplemental RIP Legacy Accounts”) are held under the Plan. Supplemental RIP Legacy Accounts shall be subject only to the provisions of this Section 1.1(c) and the other provisions of this Article 1, Section 2.29, Section 4.4, Section 5.2, Section 5.3, Section 5.4, Article 6, Section 7.2, Article 9, Article 10, Article 11, Article 12 and such portions of Article 2 of the Plan as shall be integral to the interpretation and operation of the Plan provisions listed above. An individual whose Supplemental RIP Legacy Account is held under the Plan as a result of the merger of the Supplemental RIP with and into the Plan shall be a participant in the Plan only for purposes of the Supplemental RIP Legacy Account, unless such individual is otherwise eligible to participate in the Plan and an Account under the Plan has been established for such individual’s benefit. Except for earnings credits, no amounts shall be credited to Supplemental RIP Legacy Accounts administered under the Plan. Except for earnings credited to Supplemental RIP Legacy Accounts after 2004, Supplemental RIP Legacy Accounts consist solely of deferred compensation credits that were earned and vested before January 1, 2005. Accordingly, Supplemental RIP Legacy Accounts are intended to be treated as grandfathered benefits that are not subject to the AJCA.
(d)The Company’s controlled subsidiary, E! Entertainment Television, Inc., (“E!”) has maintained the E! Entertainment Television, Inc. 2002 Deferred Compensation Plan (the “E! Plan”), a non-qualified deferred compensation plan pursuant to which eligible employees have been credited with certain account balances that are credited with

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earnings at the same rate as the earnings rate for active participants in the Plan. Under the E! Plan, to the extent participants’ account balances are treated as earned and vested as of December 31, 2004 under IRS Notice 2005-1 (the “E! Grandfathered Accounts”), the rules of the E! Plan, as amended and restated, effective May 26, 2004 apply. Effective as of January 1, 2008, that portion of the E! Plan that includes the E! Grandfathered Accounts (the “E! Grandfathered Plan”) was merged with and into the Plan and the separate existence of the E! Grandfathered Plan ceased, and all E! Grandfathered Accounts that had previously been administered pursuant to the E! Grandfathered Plan are held under the Plan. E! Grandfathered Accounts continue to be subject to the rules of the E! Grandfathered Plan (to the limited extent such rules may be inconsistent with the rules of the Plan) and the merger of the E! Grandfathered Plan with and into the Plan is not intended, in form or operation, to constitute a “material modification” of E! Grandfathered Accounts, nor to provide any additional benefit, right or feature with respect to E! Grandfathered Accounts. An individual whose E! Grandfathered Account is held under the Plan as a result of the merger of the E! Grandfathered Plan with and into the Plan shall be a participant in the Plan only for purposes of the E! Grandfathered Account. Except for earnings credits, no amounts shall be credited to E! Grandfathered Accounts administered under the Plan. Except for earnings credited with respect to E! Grandfathered Accounts after 2004, E! Grandfathered Accounts consist solely of deferred compensation credits that were earned and vested before January 1, 2005. Accordingly, E! Grandfathered Accounts are intended to be treated as grandfathered benefits that are not subject to the AJCA.
(e)Amounts earned and vested prior to January 1, 2005 are and will remain subject to the terms and conditions of the Plan.
1.2.Plan Unfunded and Limited to Outside Directors and Select Group of Management or Highly Compensated Employees. The Plan is unfunded and is maintained primarily for the purpose of providing outside directors and a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such outside directors and eligible employees in accordance with the terms of the Plan.
1.3.References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Administrator.
ARTICLE 2 – DEFINITIONS
2.1.“Account” means the bookkeeping accounts established pursuant to Section 5.1 and maintained by the Administrator in the names of the respective Participants, to which all amounts deferred and earnings allocated under the Plan shall be credited, and from which all amounts distributed pursuant to the Plan shall be debited.
2.2.“Active Participant” means:
(a)Each Participant who is in active service as an Outside Director; and
(b)Each Participant who is actively employed by a Participating Company as an Eligible Employee.
2.3.“Administrator” means the Committee.
2.4.“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such

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Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
2.5.“Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.
2.6.“Applicable Interest Rate” means:
(a)Except as otherwise provided in Sections 2.6(b) or (c), the Applicable Interest Rate means:
(i)with respect to amounts subject to a Subsequent Election filed before January 1, 2021, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 12% per annum, compounded annually; and
(ii)with respect to amounts subject to a Subsequent Election filed after December 31, 2020, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 9% per annum, compounded annually.
(b)Termination or Transition of Service. Effective for the period beginning as soon as administratively practicable following (i) a significant reduction in a Participant’s compensation and services to the Company, as determined by the Administrator in its sole discretion, and (ii) a Participant’s employment termination date, in each case, to the date the Participant’s Account is distributed in full, the Administrator, in its sole discretion, may designate the term “Applicable Interest Rate” for such Participant’s Account to mean the lesser of (x) the rate in effect under Section 2.6(a) or (y) the Prime Rate plus one percent. A Participant’s re-employment by a Participating Company following an employment termination date shall not affect the Applicable Interest Rate that applies to the part of the Participant’s Account (including interest credited with respect to such part of the Participant’s Account) that was credited before such employment termination date. Notwithstanding the foregoing, the Administrator may delegate its authority to determine the Applicable Interest Rate under this Section 2.6(b) to an officer of the Company or committee of two or more officers of the Company.
(c)Except to the extent otherwise required by Section 10.2, the Applicable Interest Rate for Severance Pay deferred pursuant to Article 3 shall be determined by the Administrator, in its sole discretion; provided that the Applicable Interest Rate shall not be less than the lower of the Prime Rate or LIBOR, nor more than the rate specified in Section 2.6(a). Notwithstanding the foregoing, the Administrator may delegate its authority to determine the Applicable Interest Rate under this Section 2.6(c) to an officer of the Company.
2.7.“Beneficiary” means such person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, designated by a Participant or Beneficiary to receive benefits pursuant to the terms of the Plan after such Participant’s or Beneficiary’s death. If no Beneficiary is designated by the Participant or Beneficiary, or if no Beneficiary survives the Participant or Beneficiary (as the case may be), the Participant’s Beneficiary shall be the Participant’s Surviving Spouse if the Participant has a Surviving Spouse and otherwise the Participant’s estate,

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and the Beneficiary of a Beneficiary shall be the Beneficiary’s Surviving Spouse if the Beneficiary has a Surviving Spouse and otherwise the Beneficiary’s estate.
2.8.“Board” means the Board of Directors of the Company.
2.9.“CCCHI” means Comcast Cable Communications Holdings, Inc., formerly known as AT&T Broadband Corp.
2.10.“Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion.  The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.
2.11.“Code” means the Internal Revenue Code of 1986, as amended.
2.12.“Committee” means the Compensation and Human Capital Committee of the Board.
2.13.“Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
2.14.“Company Stock” means with respect to amounts credited to the Company Stock Fund pursuant to (i) deferral elections by Outside Directors made pursuant to Section 3.1(a), or (ii) deemed transfers pursuant to Article 5, Comcast Corporation Class A Common Stock, par value $0.01, and such other securities issued by the Company as may be subject to adjustment in the event that shares of Company Stock are changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company. In such event, the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of hypothetical shares of Company Stock credited to Participants’ Accounts under the Company Stock Fund. The number of hypothetical shares of Company Stock credited to a Participant’s Account shall be rounded down to the next lower share, and the value of fractional shares that otherwise have been credited to the Company Stock Fund shall be credited to the Income Fund. Any reference to the term “Company Stock” in the Plan shall be a reference to the appropriate number and class of shares of stock as adjusted pursuant to this Section 2.14. The Committee’s adjustment shall be effective and binding for all purposes of the Plan.
2.15.“Company Stock Fund” means a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Company Stock Fund, were invested in hypothetical shares of Company Stock, and, except as otherwise provided in Section 2.14 with respect to fractional shares, all dividends and other distributions paid with respect to Company Stock shall be credited to an Other Investment Fund as a hypothetical purchase on the applicable dividend or distribution payment date; provided that (a) with respect to Company Stock credited to the Accounts of Outside Directors, dividends and other distributions shall be credited to the Company Stock Fund as a hypothetical purchase at Fair Market Value on the applicable dividend or distribution payment date and (b) with respect to Company Stock credited to the Accounts of Covered Participants, dividends and other distributions paid after February 28, 2021 shall be credited to one or more Other Investment Funds as a hypothetical purchase on the applicable dividend or distribution payment date. Except to the extent provided by Section 5.2(b)(i)(C)

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with respect to Section 16 Officers or by the Administrator with respect to Participants who are not Section 16 Officers, amounts credited to the Company Stock Fund may not thereafter be transferred to the Income Fund or another Other Investment Fund.
2.16.“Compensation” means:
(a)In the case of an Outside Director, the total remuneration payable in cash or payable in Company Stock (as elected by the Outside Director pursuant to the Comcast Corporation 2003 Director Compensation Plan) for services as a member of the Board and as a member of any Committee of the Board; and
(b)In the case of an Eligible Employee, the total cash remuneration for services payable by a Participating Company, excluding sales commissions or other similar payments or awards.
2.17.“Covered Participant” means, as of any relevant date of determination, (i) any Section 16 Officer for whom disclosure was required pursuant to Item 402 of SEC Regulation S-K in the Company’s most recent filing with the SEC under the Securities Exchange Act of 1934, as amended, and (ii) any individual, as determined by the Committee in its discretion.
2.18.“Death Tax Clearance Date” means the date upon which a Deceased Participant’s or a deceased Beneficiary’s Personal Representative certifies to the Administrator that (i) such Deceased Participant’s or deceased Beneficiary’s Death Taxes have been finally determined, (ii) all of such Deceased Participant’s or deceased Beneficiary’s Death Taxes apportioned against the Deceased Participant’s or deceased Beneficiary’s Account have been paid in full and (iii) all potential liability for Death Taxes with respect to the Deceased Participant’s or deceased Beneficiary’s Account has been satisfied.
2.19.“Death Taxes” means any and all estate, inheritance, generation-skipping transfer, and other death taxes as well as any interest and penalties thereon imposed by any governmental entity (a “taxing authority”) as a result of the death of the Participant or the Participant’s Beneficiary.
2.20.“Deceased Participant” means a Participant whose employment, or, in the case of a Participant who was an Outside Director, a Participant whose service as an Outside Director, is terminated by death.
2.21.“Disabled Participant” means:
(a)A Participant whose employment or, in the case of a Participant who is an Outside Director, a Participant whose service as an Outside Director, is terminated by reason of disability;
(b)The duly-appointed legal guardian of an individual described in Section 2.21(a) acting on behalf of such individual.
2.22.“Eligible Employee” means:
(a)Each employee of a Participating Company who, as of December 31, 1989, was eligible to participate in the Prior Plan.
(b)Each employee of a Participating Company who was, at any time before January 1, 1995, eligible to participate in the Prior Plan and whose Annual Rate of Pay is

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$90,000 or more as of both (i) the date on which an Initial Election is filed with the Administrator and (ii) the first day of each calendar year beginning after December 31, 1994.
(c)Each individual who was an employee of an entity that was a Participating Company in the Plan as of June 30, 2002 and who has an Annual Rate of Pay of $125,000 as of each of (i) June 30, 2002; (ii) the date on which an Initial Election is filed with the Administrator and (iii) the first day of each calendar year beginning after December 31, 2002.
(d)Each employee of a Participating Company whose Annual Rate of Pay is $200,000 or more as of both (i) the date on which an Initial Election is filed with the Administrator and (ii) the first day of the calendar year in which such Initial Election is filed.
(e)Each New Key Employee.
(f)Each employee of a Participating Company who (i) as of December 31, 2002, was an “Eligible Employee” within the meaning of Section 2.34 of the AT&T Broadband Deferred Compensation Plan (as amended and restated, effective November 18, 2002) with respect to whom an account was maintained, and (ii) for the period beginning on December 31, 2002 and extending through any date of determination, has been actively and continuously in service to the Company or an Affiliate.
(g)Each other employee of a Participating Company who is designated by the Committee, in its discretion, as an Eligible Employee.
2.23.“Fair Market Value”
(a)If shares of any Other Investment Fund are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date.
(b)If shares of any Other Investment Fund are not so listed, but trades of shares are reported on a quotation system, Fair Market Value shall be determined based on the last quoted sale price of a share on the quotation system on the date of determination, or if such date is not a trading day, the next trading date.
(c)If shares of any Other Investment Fund are not so listed nor trades of shares so reported, Fair Market Value shall be determined by the Committee in good faith.
2.24.“Former Eligible Employee” means an employee of a Participating Company who, as of any relevant date, does not satisfy the requirements of an “Eligible Employee” but who previously met such requirements under the Plan or the Prior Plan.
2.25.“Grandfathered Participant” means an Inactive Participant who, on or before December 31, 1991, entered into a written agreement with the Company to terminate service to the Company or gives written notice of intention to terminate service to the Company, regardless of the actual date of termination of service.
2.26.“Hardship” means a Participant’s severe financial hardship due to an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Participant, or, a sudden and unexpected illness or accident of a dependent (as defined by section 152(a) of the Code) of the Participant, or loss of the Participant’s property due to casualty, or other similar and extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant. A need to send the Participant’s child to college or a desire to

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purchase a home is not an unforeseeable emergency. No Hardship shall be deemed to exist to the extent that the financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by borrowing from commercial sources on reasonable commercial terms to the extent that this borrowing would not itself cause a severe financial hardship, (c) by cessation of deferrals under the Plan, or (d) by liquidation of the Participant’s other assets (including assets of the Participant’s spouse and minor children that are reasonably available to the Participant) to the extent that this liquidation would not itself cause severe financial hardship. For the purposes of the preceding sentence, the Participant’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant; however, property held for the Participant’s child under an irrevocable trust or under a Uniform Gifts to Minors Act custodianship or Uniform Transfers to Minors Act custodianship shall not be treated as a resource of the Participant. The Board shall determine whether the circumstances of the Participant constitute an unforeseeable emergency and thus a Hardship within the meaning of this Section 2.26. Following a uniform procedure, the Board’s determination shall consider any facts or conditions deemed necessary or advisable by the Board, and the Participant shall be required to submit any evidence of the Participant’s circumstances that the Board requires. The determination as to whether the Participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided, however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Section 2.26 for all Participants in similar circumstances.
2.27.“High Balance Participant” means:
(a)     A Participant the value of whose Account that is deemed invested in the Income Fund is greater than or equal to the Income Fund Limit, as determined by the Administrator;
(b)     Effective February 28, 2021, a Participant who is, as of any relevant date of determination, an Outside Director.
(c)     Effective February 28, 2021, a Participant who is, as of any relevant date of determination, a Covered Participant.
2.28.“Inactive Participant” means each Participant (other than a Retired Participant, Deceased Participant or Disabled Participant) who is not in active service as an Outside Director and is not actively employed by a Participating Company.
2.29.“Income Fund” means a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Income Fund, were credited with interest at the Applicable Interest Rate. For purposes of this Section 2.29, the Income Fund shall include amounts credited to (a) the Income Fund under the Comcast Corporation 2002 Restricted Stock Plan and (b) Supplemental Retirement-Investment Plan Accounts under Section 4.4.
2.30.“Income Fund Limit” means:
(a)     With respect to Participants other than Participants described in Section 2.30(b) or Section 2.30(c), $100 million; provided that if the amount credited to a Participant’s Income Fund is greater than $100 million as of December 31, 2019, the Income Fund Limit applicable to such Participant for any applicable Plan Year shall be equal to the amount credited to a Participant’s Income Fund as of the December 31 immediately preceding such applicable Plan Year until such balance is equal to or less than $100 million.

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(b)     Effective as of July 31, 2020, with respect to Participants who are Outside Directors, $0 (zero dollars).
(c)     Effective as of February 28, 2021, with respect to Participants who are Covered Participants as of such date, $0 (zero dollars).
(d)Effective as of the last day of the month following the date a Participant first becomes an Outside Director or a Covered Participant, $0 (zero dollars).
The Administrator may waive or modify downward the Income Fund Limit applicable to one or more High Balance Participants in its discretion. For purposes of this Section 2.30, the Income Fund shall include amounts credited to the Income Fund under the Comcast Corporation 2005 DC Plan, the Restricted Stock Plan and the 2027 DC Plan.

2.31.“Initial Election” means a written election on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which an Outside Director or an Eligible Employee may:
(a)Elect to defer all or any portion of the Compensation payable for the performance of services as an Outside Director or as an Eligible Employee (including Severance Pay, to the extent permitted with respect to an Eligible Employee pursuant to Section 3.2) following the time that such election is filed; and
(b)Designate the time of payment of the amount of deferred Compensation to which the Initial Election relates.
2.32.“Insider” means an Eligible Employee or Outside Director who is subject to the short-swing profit recapture rules of section 16(b) of the Securities Exchange Act of 1934, as amended.
2.33.“LIBOR” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to the annual London Inter Bank Offered Rate (compounded annually), as published in the Eastern Edition of The Wall Street Journal, on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
2.34.“New Key Employee” means each employee of a Participating Company:
(a)who becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date, or
(b)who has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not an Eligible Employee.
2.35.“Normal Retirement” means:
(a)For a Participant who is an employee of a Participating Company immediately preceding his termination of employment, a termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time; and
(b)For a Participant who is an Outside Director immediately preceding his termination of service, his normal retirement from the Board.

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2.36.“Other Investment Fund” means the Company Stock Fund and such other hypothetical investment funds designated by the Administrator, pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in such Other Investment Fund, were credited with income, gains and losses as if actually invested in such Other Investment Fund. Unless otherwise specified by the Administrator, the Participant shall designate the Other Investment Funds in which the Participant’s Account shall be invested in accordance with rules established by the Administrator.
2.37.“Outside Director” means a member of the Board, who is not an employee of a Participating Company.
2.38.“Participant” means each individual who has made an Initial Election, or for whom an Account is established pursuant to Section 5.1, and who has an undistributed amount credited to an Account under the Plan, including an Active Participant, a Deceased Participant and an Inactive Participant.
2.39.“Participating Company” means:
(a)The Company;
(b)Comcast Cable Communications, LLC, and its subsidiaries;
(c)Comcast International Holdings, Inc.;
(d)Comcast Online Communications, Inc.;
(e)Comcast Business Communications, Inc.;
(f)CCCHI and its subsidiaries;
(g)Comcast Shared Services Corporation (“CSSC”), to the extent individual employees of CSSC or groups of CSSC employees, categorized by their secondment, are designated as eligible to participate by the Committee or its delegate; and
(h)Any other entities that are subsidiaries of the Company as designated by the Committee in its sole discretion.
2.40.“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
2.41.“Plan” means the Comcast Corporation 2002 Deferred Compensation Plan, as set forth herein, and as may be amended or amended and restated from time to time.
2.42.“Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
2.43.“Prior Plan” means the Comcast Corporation 1996 Deferred Compensation Plan, as in effect immediately preceding the amendment, restatement and renaming of the Plan as the Comcast Corporation 2002 Deferred Compensation Plan.

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2.44.“Retired Participant” means a Participant who has terminated service pursuant to a Normal Retirement.
2.45.“Severance Pay” means any amount that is payable in cash and is identified by a Participating Company as severance pay, or any amount which is payable on account of periods beginning after the last date on which an employee (or former employee) is required to report for work for a Participating Company.
2.46.“Subsequent Election” means a written election on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which a Participant or Beneficiary may elect to defer (or, in limited cases, accelerate) the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election or Subsequent Election.
2.47.“Surviving Spouse” means the widow or widower, as the case may be, of a Deceased Participant or a Deceased Beneficiary (as applicable).
2.48.“Terminating Event” means either of the following events:
(a)the liquidation of the Company; or
(b)a Change of Control.
2.49.“Third Party” means any Person, together with such Person’s Affiliates; provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
2.50.“2005 DC Plan” means the Comcast Corporation 2005 Deferred Compensation Plan, as may be amended or amended and restated from time to time.
2.51.“2027 DC Plan” means the Comcast Corporation 2027 Deferred Compensation Plan, as may be amended or amended and restated from time to time.
ARTICLE 3 – INITIAL AND SUBSEQUENT ELECTIONS
3.1.Elections.
(a)Initial Elections. Each Outside Director and Eligible Employee shall have the right to defer all or any portion of the Compensation (including bonuses, if any, and, in the case of Outside Directors, including any portion of an Outside Director’s Compensation payable in the form of Company Stock) that he would otherwise be entitled to receive in a calendar year by filing an Initial Election at the time and in the manner described in this Article 3; provided that Severance Pay shall be included as “Compensation” for purposes of this Section 3.1 only to the extent permitted, and subject to such rules regarding the length of any initial deferral period and subsequent deferral period, if any, established by the Administrator in its sole discretion. The Compensation of such Outside Director or Eligible Employee for a calendar year shall be reduced in an amount equal to the portion of the Compensation deferred by such Outside Director or Eligible Employee for such calendar year pursuant to such Outside Director’s or Eligible Employee’s Initial Election. Such reduction shall be effected on a pro rata basis from each periodic installment payment of such Outside Director’s or Eligible Employee’s Compensation for the calendar year (in accordance with the general pay practices of the Participating Company), and credited, as a bookkeeping entry, to such Outside Director’s or Eligible Employee’s Account in accordance with Section 5.1. Amounts credited to the Accounts

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of Outside Directors in the form of Company Stock shall be credited to the Company Stock Fund and credited with income, gains and losses in accordance with Section 5.2(c).
(b)Subsequent Elections. Each Participant or Beneficiary shall have the right to elect to defer (or, in limited cases, accelerate) the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election pursuant to the terms of the Plan, and subject to any applicable limitations or restrictions as may be established by the Administrator from time to time, by filing a Subsequent Election at the time, to the extent, and in the manner described in this Article 3.
3.2.Filing of Initial Election: General. An Initial Election shall be made on the form provided by the Administrator for this purpose. Except as provided in Section 3.3, no such Initial Election shall be effective unless it is filed with the Administrator on or before December 31 of the calendar year preceding the calendar year to which the Initial Election applies; provided that an Initial Election with respect to Severance Pay shall not be effective unless it is filed within 30 days following the date of written notification to an Eligible Employee from the Administrator or its duly authorized delegate of such Eligible Employee’s eligibility to defer Severance Pay.
3.3.Filing of Initial Election by New Key Employees and New Outside Directors.
(a)New Key Employees. Notwithstanding Section 3.1 and Section 3.2, a New Key Employee may elect to defer all or any portion of his Compensation that he would otherwise be entitled to receive in the calendar year in which the New Key Employee was employed, beginning with the payroll period next following the filing of an Initial Election with the Administrator and before the close of such calendar year by making and filing the Initial Election with the Administrator within 60 days of such New Key Employee’s date of hire or within 60 days of the date such New Key Employee first becomes eligible to participate in the Plan. Any Initial Election by such New Key Employee for succeeding calendar years shall be made in accordance with Section 3.1 and Section 3.2.
(b)New Outside Directors. Notwithstanding Section 3.1 and Section 3.2, an Outside Director may elect to defer all or any portion of his Compensation that he would otherwise be entitled to receive in the calendar year in which an Outside Director’s election as a member of the Board becomes effective (provided that such Outside Director is not a member of the Board immediately preceding such effective date), beginning with Compensation payable following the filing of an Initial Election with the Administrator and before the close of such calendar year by making and filing the Initial Election with the Administrator within 60 days of the effective date of such Outside Director’s election. Any Initial Election by such Outside Director for succeeding calendar years shall be made in accordance with Section 3.1 and Section 3.2.
3.4.Calendar Years to Which Initial Election May Apply. A separate Initial Election may be made for each calendar year as to which an Outside Director or Eligible Employee desires to defer all or any portion of such Outside Director’s or Eligible Employee’s Compensation. The failure of an Outside Director or Eligible Employee to make an Initial Election for any calendar year shall not affect such Outside Director’s or Eligible Employee’s right to make an Initial Election for any other calendar year.
(a)Initial Election of Distribution Date. Each Outside Director or Eligible Employee shall, contemporaneously with an Initial Election, also elect the time of payment of the amount of the deferred Compensation to which such Initial Election relates; provided, however, that, subject to acceleration pursuant to Section 3.5(e) or (f), Section 3.7,

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Section 7.1, Section 7.2, or Article 8, no distribution may commence earlier than January 2nd of the second calendar year beginning after the date the Initial Election is filed with the Administrator, nor later than January 2nd of the eleventh calendar year beginning after the date the Initial Election is filed with the Administrator. Further, each Outside Director or Eligible Employee may select with each Initial Election the manner of distribution in accordance with Article 4.
3.5.Subsequent Elections.
(a)Active Participants. Each Active Participant, who has made an Initial Election, or who has made a Subsequent Election, may elect to change the manner of distribution or defer the time of payment of any part or all of such Participant’s Account—
(i)With respect to Subsequent Elections filed on or before December 31, 2020, for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date;
(ii)With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date; and
(iii)With respect to Subsequent Elections filed on or after the Restatement Effective Date, for a minimum of two (2) and a maximum of five (5) additional years from the previously-elected payment date;
by filing a Subsequent Election with the Administrator on or before the close of business on June 30 of the calendar year preceding the calendar year in which the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(a) shall not be limited.

(b)Inactive Participants. The Committee may, in its sole and absolute discretion, permit an Inactive Participant to make a Subsequent Election to change the manner of distribution, or defer the time of payment of any part or all of such Inactive Participant’s Account—
(i)With respect to Subsequent Elections filed on or before December 31, 2020, for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date;
(ii)With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date; and
(iii)With respect to Subsequent Elections filed on or after the Restatement Effective Date, for a minimum of two (2) and a maximum of five (5) additional years from the previously-elected payment date;
by filing a Subsequent Election with the Administrator on or before the close of business on June 30 of the calendar year preceding the calendar year in which the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(b) shall be determined by the Committee in its sole and absolute discretion.

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(c)Surviving Spouses.
(i)General Rule. A Surviving Spouse who is a Deceased Participant’s Beneficiary may elect to change the manner of distribution, or defer the time of payment, of any part or all of such Deceased Participant’s Account the payment of which would be made neither within six (6) months after, nor within the calendar year of, the date of such election. Such election shall be made by filing a Subsequent Election with the Administrator in which the Surviving Spouse shall specify the change in the manner of distribution or the change in the time of payment, which--
(A)     With respect to Subsequent Elections filed on or before December 31, 2020, shall be for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date;
(B)     With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, shall be for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date; and
(C)    With respect to Subsequent Elections filed on or before December 31, 2020, such Surviving Spouse may elect to defer payment until such Surviving Spouse’s death.
A Surviving Spouse may make a total of two (2) Subsequent Elections under this Section 3.5(c)(i), with respect to all or any part of the Deceased Participant’s Account. Subsequent Elections pursuant to this Section 3.5(c)(i) may specify different changes with respect to different parts of the Deceased Participant’s Account. No Subsequent Elections pursuant to this Section 3.5(c)(i) shall be permitted commencing on the Restatement Effective Date.

(ii)Exception. Notwithstanding the above Section 3.5(c)(i), a Subsequent Election may be made by a Surviving Spouse within sixty (60) days of the Deceased Participant’s death; provided, however, such election may only be made with respect to amounts which would not be paid under the Deceased Participant’s election as in effect on the date of the Deceased Participant’s death until a date which is at least six (6) months from the Deceased Participant’s date of death. Such election shall be made by filing a Subsequent Election with the Administrator in which the Surviving Spouse shall specify the change in the manner of distribution or the change in the time of payment, which—
(A)     With respect to Subsequent Elections filed on or before December 31, 2020, shall be for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date;
(B)     With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, shall be for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date; and
(C)     With respect to Subsequent Elections filed on or before December 31, 2020, such Surviving Spouse may elect to defer payment until such Surviving Spouse’s death.
A Surviving Spouse may only make one (1) Subsequent Election under this Section 3.5(c)(ii) with respect to all or any part of the Deceased Participant’s Account. Such Surviving Spouse may, however, make one additional Subsequent Election under Section 3.5(c)(i) in accordance

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with the terms of Section 3.5(c)(i). The one (1) Subsequent Election permitted under this Section 3.5(c)(ii) may specify different changes for different parts of the Deceased Participant’s Account. No Subsequent Elections pursuant to this Section 3.5(c)(ii) shall be permitted commencing on the Restatement Effective Date, 2026.

(d)Beneficiary of a Deceased Participant Other Than a Surviving Spouse.
(i)General Rule. A Beneficiary of a Deceased Participant (other than a Surviving Spouse) may elect to change the manner of distribution, or defer the time of payment, of any part or all of such Deceased Participant’s Account the payment of which would be made neither within six (6) months after, nor within the calendar year of, the date of such election. Such election shall be made by filing a Subsequent Election with the Administrator in which the Beneficiary shall specify the change in the manner of distribution or the change in the time of payment, which shall be no less than two (2) nor more than ten (10) years from the previously-elected payment date. A Beneficiary may make one (1) Subsequent Election under this Section 3.5(d)(i), with respect to all or any part of the Deceased Participant’s Account. Subsequent Elections pursuant to this Section 3.5(d)(i) may specify different changes for different parts of the Deceased Participant’s Account. No Subsequent Elections pursuant to this Section 3.5(d)(i) shall be permitted commencing on the Restatement Effective Date.
(ii)Exception. Notwithstanding the above Section 3.5(d)(i), a Subsequent Election may be made by a Beneficiary within sixty (60) days of the Deceased Participant’s death; provided, however, such election may only be made with respect to amounts which would not be paid under the Deceased Participant’s election as in effect on the date of the Deceased Participant’s death until a date which is at least six (6) months from the Deceased Participant’s date of death. Such election shall be made by filing a Subsequent Election with the Administrator in which the Beneficiary shall specify the change in the manner of distribution or the change in the time of payment, which—
(A)     With respect to Subsequent Elections filed on or before December 31, 2020, for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date; and
(B)     With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date.
A Beneficiary may make one (1) Subsequent Election under this Section 3.5(d)(ii) with respect to all or any part of the Deceased Participant’s Account. Subsequent Elections pursuant to this Section 3.5(d)(ii) may specify different changes for different parts of the Deceased Participant’s Account. No Subsequent Elections pursuant to this Section 3.5(d)(ii) shall be permitted commencing on the Restatement Effective Date.

(e)Acceleration by a Beneficiary. Any Beneficiary (other than a Surviving Spouse who has made a Subsequent Election under Section 3.5(c) or a Beneficiary who has made a Subsequent Election under Section 3.5(d)) may elect to accelerate the time of payment of a Deceased Participant’s Account or deceased Beneficiary’s Account from the date or dates that payment would otherwise be made or begin to the date that is the later of (A) six (6) months after the date of the Deceased Participant’s or deceased Beneficiary’s death and (B) January 2nd of the calendar year beginning after the Deceased Participant’s or deceased Beneficiary’s death, provided that if a Subsequent Election is made pursuant to this Section 3.5(e), the Deceased Participant’s Account or deceased Beneficiary’s Account shall be distributed in full on such accelerated payment date.

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(f)Disabled Participant. A Disabled Participant (who has not been permitted to make a Subsequent Election under Section 3.5(h)) may elect to change the form of distribution from the form of distribution that the payment of the Disabled Participant’s Account would otherwise be made and may elect to accelerate the time of payment of the Disabled Participant’s Account from the date payment would otherwise be made to January 2nd of the calendar year beginning after the Participant became disabled. A Subsequent Election pursuant to this Section 3.5(f) must be filed with the Administrator on or before the close of business on the later of (i) the June 30 following the date the Participant becomes a Disabled Participant if the Participant becomes a Disabled Participant on or before May 1 of a calendar year; (ii) the 60th day following the date the Participant becomes a Disabled Participant if the Participant becomes a Disabled Participant after May 1 and before November 2 of a calendar year or (iii) the December 31 following the date the Participant becomes a Disabled Participant if the Participant becomes a Disabled Participant after November 1 of a calendar year.
(g)Retired Participant. A Retired Participant (who has not been permitted to make a Subsequent Election under Section 3.5(h)) may elect to change the form of distribution from the form of distribution that payment of the Retired Participant’s Account would otherwise be made and may elect to defer the time of payment of the Retired Participant’s Account for a minimum of two additional years from the date payment would otherwise be made (provided that if a Subsequent Election is made pursuant to this Section 3.5(g), the Retired Participant’s Account shall be distributed in full on or before the fifth anniversary of the Retired Participant’s Normal Retirement). A Subsequent Election pursuant to this Section 3.5(g) must be filed with the Administrator on or before the close of business on the later of (i) the June 30 following the Participant’s Normal Retirement on or before May 1 or a calendar year, (ii) the 60th day following the Participant’s Normal Retirement after May 1 and before November 2 of a calendar year or (iii) the December 31 following the Participant’s Normal Retirement after November 1 of a calendar year.
(h)Retired Participants and Disabled Participants. The Committee may, in its sole and absolute discretion, permit a Retired Participant or a Disabled Participant to make a Subsequent Election to change the form of distribution that the payment of the Retired Participant’s account would otherwise be made or to defer the time of payment of any part or all of such Retired or Disabled Participant’s Account—
(i)With respect to Subsequent Elections filed on or before December 31, 2020, for a minimum of two (2) and a maximum of ten (10) additional years from the previously-elected payment date;
(ii)With respect to Subsequent Elections filed after December 31, 2020 but before the Restatement Effective Date, for a minimum of two (2) and a maximum of seven (7) additional years from the previously-elected payment date; and
(iii)With respect to Subsequent Elections filed on or after the Restatement Effective Date, for a minimum of two (2) and a maximum of five (5) additional years from the previously-elected payment date;
by filing a Subsequent Election with the Administrator on or before the close of business on June 30 of the calendar year preceding the calendar year in which the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Elections under this Section 3.5(h) shall be determined by the Committee in its sole and absolute discretion.

(i)Most Recently Filed Initial Election or Subsequent Election Controlling. Subject to acceleration pursuant to Section 3.5(e) or 3.5(f), Section 3.7 or Section 7.1, no distribution of the amounts deferred by a Participant for any calendar year shall be made

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before the payment date designated by the Participant or Beneficiary on the most recently filed Initial Election or Subsequent Election with respect to each deferred amount.
3.6.Distribution in Full upon Terminating Event. The Company shall give Participants at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full and any outstanding Initial Elections or Subsequent Elections shall be revoked.
3.7.Withholding and Payment of Death Taxes.
(a)Notwithstanding any other provisions of this Plan to the contrary, including but not limited to the provisions of Article 3 and Article 7, or any Initial or Subsequent Election filed by a Deceased Participant or a Deceased Participant’s Beneficiary (for purposes of this Section, the “Decedent”), the Administrator shall apply the terms of Section 3.7(b) to the Decedent’s Account unless the Decedent affirmatively has elected, in writing, filed with the Administrator, to waive the application of Section 3.7(b).
(b)Unless the Decedent affirmatively has elected, pursuant to Section 3.7(a), that the terms of this Section 3.7(b) not apply:
(i)The Administrator shall prohibit the Decedent’s Beneficiary from taking any action under any of the provisions of the Plan with regard to the Decedent’s Account other than the Beneficiary’s making of a Subsequent Election pursuant to Section 3.5;
(ii)The Administrator shall defer payment of the Decedent’s Account until the later of the Death Tax Clearance Date and the payment date designated in the Decedent’s Initial Election or Subsequent Election;
(iii)The Administrator shall withdraw from the Decedent’s Account such amount or amounts as the Decedent’s Personal Representative shall certify to the Administrator as being necessary to pay the Death Taxes apportioned against the Decedent’s Account; the Administrator shall remit the amounts so withdrawn to the Personal Representative, who shall apply the same to the payment of the Decedent’s Death Taxes, or the Administrator may pay such amounts directly to any taxing authority as payment on account of Decedent’s Death Taxes, as the Administrator elects;
(iv)If the Administrator makes a withdrawal from the Decedent’s Account to pay the Decedent’s Death Taxes and such withdrawal causes the recognition of income to the Beneficiary, the Administrator shall pay to the Beneficiary from the Decedent’s Account, within thirty (30) days of the Beneficiary’s request, the amount necessary to enable the Beneficiary to pay the Beneficiary’s income tax liability resulting from such recognition of income; additionally, the Administrator shall pay to the Beneficiary from the Decedent’s Account, within thirty (30) days of the Beneficiary’s request, such additional amounts as are required to enable the Beneficiary to pay the Beneficiary’s income tax liability attributable to the Beneficiary’s recognition of income resulting from a distribution from the Decedent’s Account pursuant to this Section 3.7(b)(iv);
(v)Amounts withdrawn from the Decedent’s Account by the Administrator pursuant to Sections 3.7(b)(iii) and 3.7(b)(iv) shall be withdrawn from the portions

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of Decedent’s Account having the earliest distribution dates as specified in Decedent’s Initial Election or Subsequent Election; and
(vi)Within a reasonable time after the later to occur of the Death Tax Clearance Date and the payment date designated in the Decedent’s Initial Election or Subsequent Election, the Administrator shall pay the Decedent’s Account to the Beneficiary.
ARTICLE 4 – MANNER OF DISTRIBUTION
4.1.Manner of Distribution.
(a)Amounts credited to an Account shall be distributed:
(i)With respect to Initial Elections or Subsequent Elections filed on or before December 31, 2020 in either (i) a lump sum payment or (ii) substantially equal annual installments over a five (5), ten (10) or fifteen (15) year period or (iii) substantially equal monthly installments over a period not exceeding fifteen (15) years.
(ii)With respect to Subsequent Elections filed after December 31, 2020, in either (i) a lump sum payment or (ii) substantially equal annual installments over a five- (5) or ten- (10) year period or (iii) substantially equal monthly installments over a period not exceeding ten (10) years.
Installment distributions payable in the form of shares of Company Stock shall be rounded to the nearest whole share.

(b)Notwithstanding any Initial Election or Subsequent Election or any other provision of the Plan to the contrary:
(i)Distributions pursuant to Initial Elections or Subsequent Elections shall be made in one lump sum payment unless the portion of a Participant’s Account subject to distribution, as of both the date of the Initial Election or Subsequent Election and the benefit commencement date, has a value of more than $10,000.
(ii)Following a Participant’s termination of employment for any reason, if the amount credited to the Participant’s Account has a value of $25,000 or less, the Administrator may, in its sole discretion, direct that such amount be distributed to the Participant (or Beneficiary, as applicable) in one lump sum payment; provided, however, that this Section 4.1(b)(ii) shall not apply to any amount credited to a Participant’s Account until the expiration of the deferral period applicable under any Initial Election or Subsequent Election in effect as of April 29, 2002.
4.2.Determination of Account Balances for Purposes of Distribution. The amount of any distribution made pursuant to Section 4.1 shall be based on the balances in the Participant’s Account on the date of distribution. For this purpose, the balance in a Participant’s Account shall be calculated by crediting income, gains and losses under the Company Stock Fund and Income Fund, as applicable, through the date immediately preceding the date of distribution.
4.3.Plan-to-Plan Transfers. The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Section 4.3 to an officer of the Company or committee of two or more officers of the Company.

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(a)The Administrator may, with a Participant’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Participant which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Participant shall have no further right to payment under this Plan.
(b)Pursuant to Q-A 19(c) of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, on or before December 31, 2005, a Participant may, with respect to all or any portion of his or her Account, make new payment elections as to the form and timing of payment of such amounts as may be permitted under the Comcast Corporation 2005 DC Plan; provided that following the completion of such new payment election, such amounts shall not be treated as grandfathered benefits under this Plan, but instead shall be treated as non-grandfathered benefits, subject to the rules of the Comcast Corporation 2005 DC Plan.
4.4.Supplemental RIP Legacy Accounts.
(a)Earnings Adjustment. Except as otherwise provided in Section 5.2, as of the last day of each calendar year, each Supplemental RIP Legacy Account shall be adjusted as if such Account were invested at the rate of 12% per annum, compounded annually.
(b)Distribution. A Participant with respect to whom a Supplemental RIP Legacy Account has been established under the Plan and whose employment terminates for any reason shall receive distribution of the Participant’s entire Supplemental RIP Legacy Account in one lump sum as soon after such termination of employment as is administratively feasible. The amount distributed shall be the balance of the Participant’s Supplemental RIP Legacy Account as of the preceding December 31st, increased by one percent for each completed month in the year of distribution preceding the date on which distribution is made, reduced by any applicable payroll taxes or required tax withholding.
ARTICLE 5 – BOOK ACCOUNTS
5.1.Deferred Compensation Account. A deferred Compensation Account shall be established for each Outside Director and Eligible Employee when such Outside Director or Eligible Employee becomes a Participant. Compensation deferred pursuant to the Plan shall be credited to the Account on the date such Compensation would otherwise have been payable to the Participant.
5.2.Crediting of Income, Gains and Losses on Accounts.
(a)In General. Except for amounts credited to the Accounts of Participants who are:
(i)Outside Directors who have elected to defer the receipt of Compensation payable in the form of Company Stock;
(ii)Outside Directors whose Account has been credited to an Other Investment Fund pursuant to Section 5.2(b)(1)(B)(3);
(iii)Covered Participants whose Account has been credited to an Other Investment Fund pursuant to Section 5.2(b)(1)(B)(4);

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(iv)Participants subject to the Income Fund Limit; and
(v)Section 16 Officers who, pursuant to rules established by the Administrator or its delegate, have elected to transfer amounts credited to their Accounts that are deemed to be invested in the Income Fund to an Other Investment Fund;
all amounts credited to Participants’ Accounts shall be credited with income, gains and losses as if they were invested in the Income Fund.

(b)     Crediting of Income, Gains and Losses on Accounts Subject to Investment Restrictions.
(i)Credits to Other Investment Funds.
(A)Post-Termination Elections. The Accounts of Outside Directors and Section 16 Officers whose Subsequent Elections are made after their termination of service in accordance with Section 3.5(a) shall be credited to an Other Investment Fund.
(B)Participants Whose Income Fund Exceeds the Income Fund Limit.
(1)Subsequent Election. Amounts subject to a Subsequent Election that takes effect when the amount credited to the Income Fund with respect to a Participant exceeds $100 million shall be deemed invested in an Other Investment Fund.
(2)Year-End Adjustments. Except with respect to Participants who are subject to Section 5.2(b)(i)(B)(3) or Section 5.2(b)(i)(B)(4), if the amount credited to the Income Fund with respect to a Participant exceeds $100 million as of the last day of a Plan Year, the lesser of (x) the amount credited to the Income Fund with respect to such Participant for such Plan Year or (y) the excess of (I) the amount credited to the Income Fund with respect to such Participant as of the last day of such Plan Year over (II) $100 million shall be transferred to an Other Investment Fund as of such last day.
(3)Outside Directors. If an Outside Director’s Income Fund exceeds the Income Fund Limit as of February 28, 2021 and such Outside Director has consented to waive his or her rights with respect to (i) the Applicable Interest Rate applicable to such Outside Director’s Account for purposes of any current or future Initial Elections and Subsequent Elections while such individual is an Outside Director and (ii) the application of Section 10.2 to such Outside Director’s Account, the amount credited to the Outside Director’s Income Fund shall be transferred to an Other Investment Fund as of March 1, 2021, and all amounts credited to the Outside Director’s Account on and after March 1, 2021 shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who has an Account under the Plan and who becomes an Outside Director after March 1, 2021 shall be transferred to an Other Investment Fund as of the first day of the month next following the date such individual becomes an Outside Director, and all amounts credited to the Outside Director’s Account on and after such date shall be deemed invested in an Other Investment Fund (provided that such Outside Director has consented to waive his or her rights with respect to (i) the Applicable Interest Rate applicable to such Outside Director’s Account for purposes of any current or future Initial Elections and Subsequent Elections while such individual is an Outside Director and (ii) the application of Section 10.2 to such Outside Director’s Account).

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(4)Covered Participants. If a Covered Participant’s Income Fund exceeds the Income Fund Limit as of February 28, 2021 and such Covered Participant has consented to waive his or her rights with respect to (i) the Applicable Interest Rate applicable to such Covered Participant’s Account for purposes of any current or future Initial Elections and Subsequent Elections while such individual is a Covered Participant and (ii) the application of Section 10.2 to such Covered Participant’s Account, the amount credited to the Covered Participant’s Income Fund shall be transferred to an Other Investment Fund as of March 1, 2021, and all amounts credited to the Covered Participant’s Account on and after March 1, 2021 shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who has an Account under the Plan and who becomes Covered Participant after February 28, 2021 shall be transferred to an Other Investment Fund as of the first day of the month next following the date such individual becomes a Covered Participant, and all amounts credited to the Covered Participant’s Account on and after such date shall be deemed invested in an Other Investment Fund (provided that such Covered Participant has consented to waive his or her rights with respect to (i) the Applicable Interest Rate applicable to such Covered Participant’s Account for purposes of any current or future Initial Elections and Subsequent Elections while such individual is a Covered Participant and (ii) the application of Section 10.2 to such Covered Participant’s Account).
(C)Section 16 Officers. Pursuant to rules established by the Administrator or its delegate, a Section 16 Officer may elect to (x) transfer amounts credited to their Account that are deemed to be invested in the Income Fund to an Other Investment Fund, or (y) transfer amounts credited to their Account that are deemed to be invested in an Other Investment Fund to the Income Fund to the extent that immediately after such transfer, the amount credited to such Section 16 Officer’s Income Fund does not exceed the Income Fund Limit.
(ii)Protocol for Deemed Transfers between Income Fund and an Other Investment Fund. As provided in Article III, the timing of distributions of amounts credited to a Participant’s Account is established pursuant to Initial Elections and Subsequent Elections, and a Participant may elect various distribution dates for amounts subject to Initial Elections and Subsequent Elections. Amounts deemed transferred from the Income Fund to Other Investment Funds as a result of the application of the Income Fund Limit or pursuant to elective transfers described in Section 5.2(b)(i)(C), and amounts deemed transferred from an Other Investment Fund to the Income Fund pursuant to elective transfers described in Section 5.2(b)(i)(C) shall be sourced and allocated on a uniform and consistent basis as determined by the Administrator; provided that amounts transferred among Funds, and any income, gains or losses credited with respect to such transferred amounts, shall continue to be subject to the distribution timing and manner of distribution election to which such amounts were subject immediately before the deemed transfer.
(c)     Stock Fund Credits. Amounts credited to the Accounts of Outside Directors, Covered Participants, and High Balance Participants in the form of Company Stock shall be credited with income, gains and losses as if they were invested in the Company Stock Fund. Except as otherwise provided with respect to Section 16 Officers pursuant to Section 5.2(b)(i)(C) or by the Administrator with respect to Participants who are not Section 16 Officers, no portion of such Participant’s Account may be deemed transferred from the Company Stock Fund to the Income Fund or to an Other Investment Fund. Amounts credited in the form of Company Stock at the time of distribution to the Accounts of (i) Outside Directors and (ii) Participants under circumstances described in Section 5.2(a)(v) shall be distributed in the form of Company Stock, rounded to the nearest lower whole share.
(d)Timing of Credits. Except as otherwise provided in this Section 5.2, Compensation deferred pursuant to the Plan shall be deemed invested in the Income Fund on

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the date such Compensation would otherwise have been payable to the Participant; provided that if (i) Compensation would otherwise have been payable to a Participant on a Company payroll date that falls within five (5) days of the end of a calendar month, and (ii) based on the Administrator’s regular administrative practices, it is not administratively practicable for the Administrator to transmit the deferred amount of such Compensation to the Plan’s recordkeeper on or before the last day of the month, such deferred amount shall not be deemed invested in the Income Fund until the first day of the calendar month next following such Company payroll date. Accumulated Account balances subject to an investment fund election under Section 5.2(b) shall be deemed invested in the applicable investment fund as of the effective date of such election. The value of amounts deemed invested in an Other Investment Fund shall be based on hypothetical purchases and sales of such Other Investment Fund at Fair Market Value as of the effective date of the applicable investment election.
5.3.Status of Deferred Amounts. Regardless of whether or not the Company is a Participant’s employer, all Compensation deferred under this Plan shall continue for all purposes to be a part of the general funds of the Company.
5.4.Participants’ Status as General Creditors. Regardless of whether or not the Company is a Participant’s employer, an Account shall at all times represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to the Participant’s Accounts. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.
ARTICLE 6 – NO ALIENATION OF BENEFITS; PAYEE DESIGNATION
Except as otherwise required by applicable law, the right of any Participant or Beneficiary to any benefit or interest under any of the provisions of this Plan shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of any Participant or any Participant’s Beneficiary or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process; provided, however, that a Participant may, with the Administrator’s consent and subject to such procedures and verification requirements as the Administrator may require from time to time, transfer the balances in his or her Account to a grantor trust established by the Participant that is disregarded for federal income tax purposes, under the condition that such balances may not be subsequently deferred following such transfer. Further, subject to the terms and conditions of the Plan, a Participant or Beneficiary may direct that any amount payable pursuant to an Initial Election or a Subsequent Election on any date designated for payment be paid to any person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, instead of to the Participant or Beneficiary. Such a payee designation shall be provided to the Administrator by the Participant or Beneficiary in writing on a form provided by the Administrator, and shall not be effective unless it is provided immediately preceding the time of payment. The Company’s payment pursuant to such a payee designation shall relieve the Company and its Affiliates of all liability for such payment.

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ARTICLE 7 – DEATH OF PARTICIPANT
7.1.Death of Participant. A Deceased Participant’s Account shall be distributed in accordance with the last Initial Election or Subsequent Election made by the Deceased Participant before the Deceased Participant’s death, unless the Deceased Participant’s Surviving Spouse or other Beneficiary timely elects to accelerate or defer the time or change the manner of payment pursuant to Section 3.5.
7.2.Designation of Beneficiaries. Each Participant (and Beneficiary) shall have the right to designate one or more Beneficiaries to receive distributions in the event of the Participant’s (or Beneficiary’s) death by filing with the Administrator a Beneficiary designation on a form that may be prescribed by the Administrator for such purpose from time to time.  The designation of a Beneficiary or Beneficiaries may be changed by a Participant (or Beneficiary) at any time prior to such Participant’s (or Beneficiary’s) death by the delivery to the Administrator of a new Beneficiary designation form. The Administrator may require that only the Beneficiary or Beneficiaries identified on the Beneficiary designation form prescribed by the Administrator be recognized as a Participant’s (or Beneficiary’s) Beneficiary or Beneficiaries under the Plan, and that absent the completion of the currently prescribed Beneficiary designation form, the Participants (or Beneficiary’s) Beneficiary designation shall be the Participant’s (or Beneficiary’s) estate.
ARTICLE 8 – HARDSHIP DISTRIBUTIONS
Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Participant’s request, the Board determines that the Participant has incurred a Hardship, the Board may, in its discretion, authorize the immediate distribution of all or any portion of the Participant’s Account.
ARTICLE 9 – INTERPRETATION
9.1.Authority of Committee. The Committee shall have full and exclusive authority to construe, interpret and administer this Plan and the Committee’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.
9.2.Claims Procedure. If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.
An Applicant may file a claim for benefits with the Administrator on a form supplied by the Administrator. If the Administrator wholly or partially denies a claim, the Administrator shall provide the Applicant with a written notice stating:
(a)The specific reason or reasons for the denial;
(b)Specific reference to pertinent Plan provisions on which the denial is based;
(c)A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

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(d)Appropriate information as to the steps to be taken in order to submit a claim for review.
Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim; provided that if special circumstances require an extension of time for processing the claim, the Administrator may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.
If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Administrator. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Administrator in writing. The Administrator shall provide a written decision within 60 days of its receipt of the Applicant’s request for review; provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Administrator may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.
It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.
Claims for benefits under the Plan must be filed with the Administrator at the following address:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attention: Chief Legal Officer & Secretary
ARTICLE 10 – AMENDMENT OR TERMINATION
10.1.Amendment or Termination. The Company, by action of the Board or by action of the Committee, shall have the right at any time, or from time to time, to amend or modify this Plan. The Company, by action of the Board, shall have the right, at any time, to terminate this Plan and distribute the Account balance of each Participant in full.
10.2.Amendment of Rate of Credited Earnings. With respect to any amounts attributable to an Initial Deferral Election, Regular Deferral Election or Subsequent Deferral Election filed before the Restatement Effective Date, no amendment shall change the Applicable Interest Rate with respect to the portion of a Participant’s Account that is attributable to such Initial Election, Regular Deferral Election or Subsequent Election made with respect to Compensation earned in a calendar year and filed with the Administrator before the date of adoption of such amendment by the Board. For purposes of this Section 10.2, a Subsequent Election to defer the payment of part or all of an Account for an additional period after a previously-elected payment date (as described in Section 3.5) shall be treated as a separate Subsequent Election from any previous Initial Election or Subsequent Election with respect to such Account.

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ARTICLE 11 – WITHHOLDING OF TAXES
Whenever the Participating Company is required to credit deferred Compensation to the Account of a Participant, the Participating Company shall have the right to require the Participant to remit to the Participating Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the date on which the deferred Compensation shall be deemed credited to the Account of the Participant, or take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Participating Company’s obligation to credit deferred Compensation to an Account shall be conditioned on the Participant’s compliance, to the Participating Company’s satisfaction, with any withholding requirement. To the maximum extent possible, the Participating Company shall satisfy all applicable withholding tax requirements by withholding tax from other Compensation payable by the Participating Company to the Participant, or by the Participant’s delivery of cash to the Participating Company in an amount equal to the applicable withholding tax.
ARTICLE 12 – MISCELLANEOUS PROVISIONS
12.1.No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in service as an Outside Director or in the employment of a Participating Company as an executive or in any other capacity.
12.2.Expenses of Plan. All expenses of the Plan shall be paid by the Participating Companies.
12.3.Gender and Number. Whenever any words are used herein in any specific gender, they shall be construed as though they were also used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form, and vice versa, as the context may require.
12.4.Law Governing Construction. The construction and administration of the Plan and all questions pertaining thereto, shall be governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable federal law and, to the extent not governed by federal law, by the laws of the Commonwealth of Pennsylvania.
12.5.Headings Not a Part Hereof. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.
12.6.Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.
12.7.Transfer to Successor Plans. Without limiting the generality of Section 10.1, the Administrator may, in its sole discretion, cause the Plan to transfer to another nonqualified deferred compensation plan (including, without limitation, in connection with (i) a spin-off, split-off, change in control, asset sale, sale of business, disaffiliation or similar transaction or (ii) the establishment of a separate nonqualified deferred compensation plan by the Company) (A) all or part of the liabilities and assets (if any) associated with Accounts maintained under the Plan and (B) participation rights of any employees or other service

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providers who are eligible to participate in the Plan, subject to such terms and conditions (including any rules and procedures) as the Administrator determines in its sole discretion from time to time. Upon the effectiveness of any such transfer, the Plan will have no further liability or obligation with respect to the transferred Accounts. In connection with such transfer, assets under the Plan associated with such transferred Accounts (if any) may be transferred from a rabbi trust established under the Plan (if any) to a successor rabbi trust established for the successor nonqualified deferred compensation plan, to the extent determined by the Administrator in its discretion.
ARTICLE 13 – EFFECTIVE DATE
The effective date of this amendment and restatement of the Plan shall be
July 13, 2026.

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